GGP REPORTS SECOND QUARTER 2014 RESULTS
Same Store NOI Increases 5.0%; Company EBITDA Increases 5.0%
Company FFO per Share Increases 17.7%

Chicago, Illinois, July 28, 2014 – General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2014.

Financial Results

For the Three Months Ended June 30, 2014
Company Funds from Operations (“Company FFO”) per share increased 17.7% to $0.31 per diluted share from $0.27 per diluted share in the prior year period. Company FFO increased 11.8% to $298 million from $266 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 5.0% to $507 million from $483 million in the prior year period.

Comparable Net Operating Income (“Same Store NOI”) increased 5.0% to $537 million from $512 million in the prior year period.

Net income attributable to GGP was $174 million, or $0.18 per diluted share, as compared to net income of $209 million, or $0.21 per diluted share, in the prior year period.

For the Six Months Ended June 30, 2014
Company FFO per share increased 19.5% to $0.62 per diluted share from $0.52 per diluted share in the prior year period. Company FFO increased 13.7% to $590 million from $519 million in the prior year period.

Company EBITDA increased 4.5% to $1,005 million from $962 million in the prior year period.

Same Store NOI increased 5.4% to $1,071 million from $1,016 million in the prior year period.

Net income attributable to GGP was $302 million, or $0.31 per diluted share, as compared to net income of $198 million, or $0.20 income per diluted share, in the prior year period.

Operational Highlights for the Mall Portfolio

•	Tenant sales (all less anchors) increased 3.1% to $20 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 0.6% to $563 per square foot on a trailing 12-month basis.

•	Same Store mall leased percentage was 96.5% at quarter end, an increase of 60 basis points from June 30, 2013.

•
Initial rental rates for executed leases commencing in 2014 on a suite-to-suite basis increased 14.4%, or $7.91 per square foot, to $62.93 per square foot when compared to the rental rate for expiring leases.

Quarterly Financing Activities

Property-Level Debt
The Company obtained $363 million of variable rate debt at its existing properties with a weighted-average interest rate of LIBOR + 1.85% and weighted-average term-to-maturity of 5.0 years. The transactions generated approximately $151 million of net proceeds.

The Company also obtained a $450 million construction loan at Ala Moana Center with a weighted-average interest rate of LIBOR + 1.90%. As of June 30, 2014, the Company has drawn $154 million under this loan.

Quarterly Investment Activities

Acquisitions, Dispositions, and Joint Venture Activity

The Company acquired a 50% interest in 685 5th Avenue in New York City for a gross purchase price of $521 million ($260.5 million at share) with $340 million ($170 million at share) in property level financing. The property comprises approximately 25,000 square feet of retail space and 115,000 square feet of office space.

The Company also entered into an agreement to acquire a 50% interest in 530 5th Avenue in New York City for a gross purchase price of $295 million ($147.5 million at share). The property comprises approximately 58,000 square feet of retail space. The acquisition is expected to close in the second half of 2014.

The Company also entered into an agreement to acquire a 50% interest in 218 West 57th Street in New York City for a gross purchase price of $81.5 million ($40.8 million at share). The property comprises approximately 35,000 square feet of retail space. The acquisition is expected to close in mid-2016.

The Company sold Fallbrook Center for $210 million. After repayment of associated mortgage debt and closing costs, the net proceeds were approximately $103 million.

On May 19, 2014, the Company settled the Urban Shopping Centers, L.P. (“Urban”) litigation (previously disclosed in the Company’s Securities and Exchange Commission filings beginning with the December 31, 2010 Form 10-K) and recorded an $18 million loss. The recorded loss is excluded from Company FFO. The Company invested $60 million in Urban and contributed, at fair value, a 5.6% interest in three assets in exchange for preferred equity interests. The Company has no obligation to engage in future activity through Urban other than transactions associated with partnership assets.

Development
The Company has development and redevelopment activities totaling approximately $2.2 billion at share, of which projects totaling approximately $326 million have opened and $1.1 billion is under construction.

Dividends

The Company’s Board of Directors previously declared a second quarter common stock dividend of $0.15 per share payable on July 31, 2014, to stockholders of record on July 15, 2014, representing an increase of $0.03 per share or 25% growth over the dividend declared in second quarter 2013.

Guidance

Company FFO for the year ending December 31, 2014, is expected to be $1.30 to $1.32 per diluted share. Company FFO for the third quarter 2014 is expected to be $0.30 to $0.32 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2014		For the three months ending September 30, 2014
	Low End	High End	Low End	High End
Company FFO per diluted share	$1.30	$1.32	$0.30	$0.32
Adjustments (1)	(0.05)	(0.05)	(0.01)	(0.01)
Gain on debt extinguishment and other losses(2)	0.05	0.05	-	-
FFO	1.30	1.32	0.29	0.31
Depreciation, including share of joint ventures	(0.92)	(0.92)	(0.23)	(0.23)
Gain on sale of investments and other	0.12	0.12	-	-
Net income attributable to common stockholders	0.50	0.52	0.06	0.08
Preferred stock dividends	0.02	0.02	-	-
Net income attributable to GGP	$0.52	$0.54	$0.06	$0.08

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

(2)	Includes loss from Urban litigation settlement.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, July 29, 2014, the Company will host a conference call at 9:00 a.m. CDT (10:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen- only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available for approximately two weeks after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 59186458.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties. Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenues:
Minimum rents	$390,419	$385,512	$784,998	$779,407
Tenant recoveries	185,382	173,782	367,201	357,856
Overage rents	5,388	6,372	15,209	17,721
Management fees and other corporate revenues	17,717	17,307	34,403	33,239
Other	18,717	16,570	44,380	35,573
Total revenues	617,623	599,543	1,246,191	1,223,796
Expenses:
Real estate taxes	58,816	52,372	116,173	119,538
Property maintenance costs	14,452	14,952	36,427	37,908
Marketing	4,961	5,764	10,765	12,268
Other property operating costs	82,980	84,469	169,882	170,244
Provision for doubtful accounts	2,732	629	4,973	2,383
Property management and other costs	40,107	41,558	85,071	81,897
General and administrative	28,232	13,124	39,831	24,057
Depreciation and amortization	177,430	188,038	351,201	379,745
Total expenses	409,710	400,906	814,323	828,040
Operating income	207,913	198,637	431,868	395,756
Interest and dividend income	4,856	298	11,147	889
Interest expense	(175,494)	(186,902)	(354,924)	(377,417)
Gain on Foreign Currency	3,772	—	8,955	—
Warrant liability adjustment	—	—	—	(40,546)
Gain from change in control of investment properties	—	219,784	—	219,784
Loss on extinguishment of debt	—	(27,159)	—	(36,478)
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	41,047	204,658	97,046	161,988
Provision for income taxes	(3,944)	(1,382)	(7,636)	(1,523)
Equity in income of Unconsolidated Real Estate Affiliates	19,320	13,987	26,477	27,181
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	—	—	3,448
Income from continuing operations	56,423	217,263	115,887	191,094
Discontinued operations:
Income (loss) from discontinued operations, including gains (losses) on dispositions	120,666	(3,340)	126,410	(11,803)
Gain on extinguishment of debt	—	—	66,680	25,894
Discontinued operations, net	120,666	(3,340)	193,090	14,091
Net income	177,089	213,923	308,977	205,185
Allocation to noncontrolling interests	(3,365)	(4,548)	(7,217)	(7,336)
Net income attributable to GGP	173,724	209,375	301,760	197,849
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(6,109)
Net income attributable to common stockholders	$169,740	$205,391	$293,792	$191,740
Basic Income Per Share:
Continuing operations	$0.06	$0.22	$0.11	$0.19
Discontinued operations	0.14	—	0.22	0.01
Total basic income per share	$0.20	$0.22	$0.33	$0.20
Diluted Income Per Share:
Continuing operations	$0.05	$0.21	$0.11	$0.19
Discontinued operations	0.13	—	0.20	0.01
Total diluted income per share	$0.18	$0.21	$0.31	$0.20

FINANCIAL OVERVIEW

Consolidated Balance Sheets (In thousands)

	June 30, 2014	December 31, 2013
Assets:
Investment in real estate:
Land	$4,297,767	$4,320,597
Buildings and equipment	18,237,236	18,270,748
Less accumulated depreciation	(2,099,755)	(1,884,861)
Construction in progress	471,791	406,930
Net property and equipment	20,907,039	21,113,414
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,580,966	2,407,698
Net investment in real estate	23,488,005	23,521,112
Cash and cash equivalents	242,007	577,271
Accounts and notes receivable, net	594,011	478,899
Deferred expenses, net	179,120	189,452
Prepaid expenses and other assets	873,416	995,569
Total assets	$25,376,559	$25,762,303
Liabilities:
Mortgages, notes and loans payable	$15,909,223	$15,672,437
Investment in Unconsolidated Real Estate Affiliates	18,416	17,405
Accounts payable and accrued expenses	839,386	970,995
Dividend payable	140,440	134,476
Deferred tax liabilities	28,367	24,667
Tax indemnification liability	321,958	321,958
Junior Subordinated Notes	206,200	206,200
Total liabilities	17,463,990	17,348,138
Redeemable noncontrolling interests:
Preferred	145,811	131,881
Common	113,892	97,021
Total redeemable noncontrolling interests	259,703	228,902
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	7,329,791	7,861,079
Noncontrolling interests in consolidated real estate affiliates	81,033	82,142
Total equity	7,652,866	8,185,263
Total liabilities and equity	$25,376,559	$25,762,303

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Three Months Ended June 30, 2014 and 2013
(In thousands)

Three Months Ended June 30, 2014							Three Months Ended June 30, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$390,419	$(4,659)	$101,588	$487,348	$4,569	$491,917	$385,512	$(3,643)	$89,328	$471,197	$5,181	$476,378
Tenant recoveries	185,382	(2,042)	42,393	225,733	—	225,733	173,782	(1,169)	40,634	213,247	—	213,247
Overage rents	5,388	(48)	2,063	7,403	—	7,403	6,372	(38)	1,705	8,039	—	8,039
Other revenue	18,761	(406)	3,306	21,661	—	21,661	16,569	(98)	3,777	20,248	—	20,248
Total property revenues	599,950	(7,155)	149,350	742,145	4,569	746,714	582,235	(4,948)	135,444	712,731	5,181	717,912
Property operating expenses:
Real estate taxes	58,816	(764)	13,168	71,220	(1,401)	69,819	52,372	(530)	12,927	64,769	(1,578)	63,191
Property maintenance costs	14,452	(125)	4,042	18,369	—	18,369	14,952	(96)	3,735	18,591	—	18,591
Marketing	4,961	(56)	1,574	6,479	—	6,479	5,764	(45)	1,665	7,384	—	7,384
Other property operating costs	82,980	(998)	19,907	101,889	(1,274)	100,615	84,469	(557)	19,346	103,258	(1,388)	101,870
Provision for doubtful accounts	2,732	(36)	68	2,764	—	2,764	629	(6)	(65)	558	—	558
Total property operating expenses	163,941	(1,979)	38,759	200,721	(2,675)	198,046	158,186	(1,234)	37,608	194,560	(2,966)	191,594
NOI	$436,009	$(5,176)	$110,591	$541,424	$7,244	$548,668	$424,049	$(3,714)	$97,836	$518,171	$8,147	$526,318
Management fees and other corporate revenues	17,717	—	—	17,717	—	17,717	17,307	—	—	17,307	—	17,307
Property management and other costs	(40,107)	158	(6,869)	(46,818)	—	(46,818)	(41,558)	153	(6,221)	(47,626)	—	(47,626)
General and administrative	(28,232)	—	(2,626)	(30,858)	17,854	(13,004)	(13,124)	—	(266)	(13,390)	—	(13,390)
EBITDA	$385,387	$(5,018)	$101,096	$481,465	$25,098	$506,563	$386,674	$(3,561)	$91,349	$474,462	$8,147	$482,609
Depreciation on non-income producing assets	(3,801)	—	—	(3,801)	—	(3,801)	(3,021)	—	—	(3,021)	—	(3,021)
Interest and dividend income	4,856	773	487	6,116	(75)	6,041	298	—	114	412	—	412
Preferred unit distributions	(2,232)	—	—	(2,232)	—	(2,232)	(2,336)	—	—	(2,336)	—	(2,336)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	(3,984)	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	(692)	(97)	374	(415)	415	—	(2,974)	(93)	(78)	(3,145)	3,145	—
Write-off of mark-to-market adjustments on extinguished debt	(2,451)	—	—	(2,451)	2,451	—	(2,045)	—	—	(2,045)	2,045	—
Interest on existing debt	(172,351)	1,907	(35,859)	(206,303)	—	(206,303)	(181,883)	1,123	(34,599)	(215,359)	—	(215,359)
Gain on foreign currency	3,772	—	—	3,772	(3,772)	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	(27,159)	—	—	(27,159)	27,159	—
Provision for income taxes	(3,944)	19	(51)	(3,976)	1,492	(2,484)	(1,382)	18	(70)	(1,434)	—	(1,434)
FFO from discontinued operations	3,730	—	—	3,730	23	3,753	407	—	5,507	5,914	3,399	9,313
	208,290	(2,416)	66,047	271,921	25,632	297,553	162,595	(2,513)	62,223	222,305	43,895	266,200
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	63,631	2,416	(66,047)	—	—	—	59,710	2,513	(62,223)	—	—	—
FFO	$271,921	$—	$—	$271,921	$25,632	$297,553	$222,305	$—	$—	$222,305	$43,895	$266,200

Company FFO per diluted share						$0.31						$0.27

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Six Months Ended June 30, 2014 and 2013
(In thousands)

Six Months Ended June 30, 2014							Six Months Ended June 30, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$784,998	$(8,231)	$189,590	$966,357	$19,204	$985,561	$779,407	$(7,049)	$172,721	$945,079	$12,948	$958,027
Tenant recoveries	367,201	(3,343)	84,871	448,729	—	448,729	357,856	(2,354)	77,455	432,957	—	432,957
Overage rents	15,209	(116)	4,317	19,410	—	19,410	17,721	(112)	4,035	21,644	—	21,644
Other revenue	44,425	(500)	6,514	50,439	—	50,439	35,573	(193)	6,947	42,327	—	42,327
Total property revenues	1,211,833	(12,190)	285,292	1,484,935	19,204	1,504,139	1,190,557	(9,708)	261,158	1,442,007	12,948	1,454,955
Property operating expenses:
Real estate taxes	116,173	(1,320)	26,727	141,580	(2,979)	138,601	119,538	(1,053)	25,479	143,964	(3,156)	140,808
Property maintenance costs	36,427	(226)	9,627	45,828	—	45,828	37,908	(183)	7,865	45,590	—	45,590
Marketing	10,765	(113)	3,324	13,976	—	13,976	12,268	(117)	3,172	15,323	—	15,323
Other property operating costs	169,882	(1,519)	40,405	208,768	(2,595)	206,173	170,244	(1,091)	36,795	205,948	(2,764)	203,184
Provision for doubtful accounts	4,973	(35)	507	5,445	—	5,445	2,383	(48)	635	2,970	—	2,970
Total property operating expenses	338,220	(3,213)	80,590	415,597	(5,574)	410,023	342,341	(2,492)	73,946	413,795	(5,920)	407,875
NOI	$873,613	$(8,977)	$204,702	$1,069,338	$24,778	$1,094,116	$848,216	$(7,216)	$187,212	$1,028,212	$18,868	$1,047,080
Management fees and other corporate revenues	34,403	—	—	34,403	—	34,403	33,239	—	—	33,239	—	33,239
Property management and other costs	(85,071)	322	(13,881)	(98,630)	—	(98,630)	(81,897)	305	(12,290)	(93,882)	—	(93,882)
General and administrative	(39,831)	2	(2,829)	(42,658)	17,854	(24,804)	(24,057)	—	(506)	(24,563)	—	(24,563)
EBITDA	$783,114	$(8,653)	$187,992	$962,453	$42,632	$1,005,085	$775,501	$(6,911)	$174,416	$943,006	$18,868	$961,874
Depreciation on non-income producing assets	(6,527)	—	—	(6,527)	—	(6,527)	(6,115)	—	—	(6,115)	—	(6,115)
Interest and dividend income	11,147	773	1,033	12,953	(75)	12,878	889	(1)	208	1,096	—	1,096
Preferred unit distributions	(4,464)	—	—	(4,464)	—	(4,464)	(4,671)	—	—	(4,671)	—	(4,671)
Preferred stock dividends	(7,968)	—	—	(7,968)	—	(7,968)	(6,109)	—	—	(6,109)	—	(6,109)
Interest expense:
Default interest	—	—	—	—	—	—	(1,306)	—	—	(1,306)	1,306	—
Mark-to-market adjustments on debt	(2,212)	(193)	742	(1,663)	1,663	—	(5,575)	(184)	82	(5,677)	5,677	—
Write-off of mark-to-market adjustments on extinguished debt	(9,831)	—	—	(9,831)	9,831	—	5,160	—	—	5,160	(5,160)	—
Interest on existing debt	(342,881)	3,014	(71,379)	(411,246)	—	(411,246)	(375,696)	2,249	(66,677)	(440,124)	—	(440,124)
Gain on foreign currency	8,955	—	—	8,955	(8,955)	—	—	—	—	—	—	—
Warrant liability adjustment	—	—	—	—	—	—	(40,546)	—	—	(40,546)	40,546	—
Loss on extinguishment of debt	—	—	—	—	—	—	(36,478)	—	—	(36,478)	36,478	—
Provision for income taxes	(7,636)	38	(145)	(7,743)	3,542	(4,201)	(1,523)	35	(151)	(1,639)	—	(1,639)
FFO from discontinued operations	72,188	—	—	72,188	(65,771)	6,417	27,316	—	7,640	34,956	(20,529)	14,427
	493,885	(5,021)	118,243	607,107	(17,133)	589,974	330,847	(4,812)	115,518	441,553	77,186	518,739
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	113,222	5,021	(118,243)	—	—	—	110,706	4,812	(115,518)	—	—	—
FFO	$607,107	$—	$—	$607,107	$(17,133)	$589,974	$441,553	$—	$—	$441,553	$77,186	$518,739

Company FFO per diluted share						$0.62						$0.52

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$548,668	$526,318	$1,094,116	$1,047,080
Adjustments for minimum rents, real estate taxes and other property operating costs	(7,244)	(8,147)	(24,778)	(18,868)
Proportionate NOI	541,424	518,171	1,069,338	1,028,212
Unconsolidated Properties	(110,591)	(97,836)	(204,702)	(187,212)
Consolidated Properties	430,833	420,335	864,636	841,000
Management fees and other corporate revenues	17,717	17,307	34,403	33,239
Property management and other costs	(40,107)	(41,558)	(85,071)	(81,897)
General and administrative	(28,232)	(13,124)	(39,831)	(24,057)
Depreciation and amortization	(177,430)	(188,038)	(351,201)	(379,745)
Loss on sales of investment properties	(44)	—	(44)	—
Noncontrolling interest in operating income of Consolidated Properties and other	5,176	3,715	8,976	7,216
Operating income	$207,913	$198,637	$431,868	$395,756

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$506,563	$482,609	$1,005,085	$961,874
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(25,098)	(8,147)	(42,632)	(18,868)
Proportionate EBITDA	481,465	474,462	962,453	943,006
Unconsolidated Properties	(101,096)	(91,349)	(187,992)	(174,416)
Consolidated Properties	380,369	383,113	774,461	768,590
Depreciation and amortization	(177,430)	(188,038)	(351,201)	(379,745)
Noncontrolling interest in NOI of Consolidated Properties	5,176	3,715	8,976	7,216
Interest and dividend income	4,856	298	11,147	889
Interest expense	(175,494)	(186,902)	(354,924)	(377,417)
Gain on foreign currency	3,772	—	8,955	—
Warrant liability adjustment	—	—	—	(40,546)
Provision for income taxes	(3,944)	(1,382)	(7,636)	(1,523)
Equity in income of Unconsolidated Real Estate Affiliates	19,320	13,987	26,477	27,181
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	—	—	3,448
Discontinued operations	120,666	(3,340)	193,090	14,091
Gains from changes in control of investment properties	—	219,784	—	219,784
Loss on extinguishment of debt	—	(27,159)	—	(36,478)
Loss on sales of investment properties	(44)	—	(44)	—
Allocation to noncontrolling interests	(3,523)	(4,701)	(7,541)	(7,641)
Net income attributable to GGP	$173,724	$209,375	$301,760	$197,849

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$297,553	$266,200	$589,974	$518,739
Adjustments for minimum rents, property operating expenses, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(25,632)	(43,895)	17,133	(77,186)
Proportionate FFO	271,921	222,305	607,107	441,553
Depreciation and amortization of capitalized real estate costs	(220,367)	(229,321)	(438,070)	(459,631)
Gain from change in control of investment properties	—	219,784	—	219,784
Preferred stock dividends	3,984	3,984	7,968	6,109
Gains (losses) on sales of investment properties	117,417	(440)	123,716	2,683
Noncontrolling interests in depreciation of Consolidated Properties	2,266	1,788	3,928	3,557
Provision for impairment excluded from FFO of discontinued operations	—	—	—	(4,975)
Redeemable noncontrolling interests	(973)	(1,483)	(1,637)	(1,403)
Depreciation and amortization of discontinued operations	(524)	(7,242)	(1,252)	(9,828)
Net income attributable to GGP	$173,724	$209,375	$301,760	$197,849

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$110,591	$97,836	$204,702	$187,212
Net property management fees and costs	(6,869)	(6,221)	(13,881)	(12,290)
General and administrative and provisions for impairment	(2,626)	(266)	(2,829)	(506)
EBITDA	101,096	91,349	187,992	174,416
Net interest expense	(34,998)	(34,563)	(69,604)	(66,387)
Provision for income taxes	(51)	(70)	(145)	(151)
FFO of discontinued Unconsolidated Properties	—	5,507	—	7,640
FFO of Unconsolidated Properties	66,047	62,223	118,243	115,518
Depreciation and amortization of capitalized real estate costs	(46,738)	(48,240)	(93,396)	(88,343)
Other, including gain on sales of investment properties	11	4	1,630	6
Equity in income of Unconsolidated Real Estate Affiliates	$19,320	$13,987	$26,477	$27,181